UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2007 (July 9, 2007)

ALCOA INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 10, 2007, Alcoa Inc. (“Alcoa”) and Alcoa Holdco Canada ULC, a Nova Scotia unlimited liability company and a wholly-owned indirect subsidiary of Alcoa (“Alcoa Canada” and, together with Alcoa, the “Borrowers”), entered into a Term Credit Agreement (the “Credit Agreement”), dated as of July 10, 2007 (the “Closing Date”), with a syndicate of bank lenders (the “Lenders”), Citigroup Global Markets Inc. and Goldman Sachs Credit Partners L.P., as joint lead arrangers and joint book-running managers, Goldman Sachs Credit Partners L.P., as syndication agent, and Citicorp North America, Inc., as administrative agent (the “Administrative Agent”), providing for a $30 billion senior unsecured multiple-draw term credit facility (the “Credit Facility”). The Borrowers intend to use the Credit Facility to (a) finance the cash portion of the Borrowers’ offer (the “Offer”) to purchase each issued and outstanding common share of Alcan Inc. (“Alcan”), as more fully described in the Borrowers’ Registration Statement on Form S-4 (file no. 333-142669), dated as of May 7, 2007, as amended (the “Registration Statement”), (b) finance any subsequent acquisition of Alcan shares not acquired in the Offer (the “Acquisition”), as more fully described in the Registration Statement, (c) refinance certain outstanding debt obligations of Alcoa, Alcan and their respective subsidiaries, and (d) pay any transaction costs, fees and expenses incurred by the Borrowers in connection with the Offer and any Acquisition.

The maturity date for the Credit Facility is January 10, 2009 (the “Maturity Date”). The initial borrowing under the Credit Facility is subject to the condition precedent, among others, that the Offer shall have been consummated or will be consummated simultaneously with or immediately following such borrowing. Thereafter borrowings under the Credit Facility may be made at any time to but excluding the Maturity Date or, if earlier, the date that is 60 days after the Acquisition (the “Commitment Termination Date”). All borrowings will be subject to the Borrowers’ compliance with the terms and conditions precedent for such borrowing as set forth in the Credit Agreement.

Loans under the Credit Facility will, at the Borrowers’ option, bear interest on the principal amount outstanding at either (a) a rate equal to LIBOR plus an applicable margin or (b) a base rate, plus an applicable margin. The applicable margin rate will be based on the credit ratings of Alcoa’s outstanding senior unsecured long-term debt. The applicable margin on LIBOR loans ranges from 0.40% to 1.25% per annum and on base rate loans ranges from 0.00% to 0.25% per annum, depending on such ratings. Based on Alcoa’s current long-term debt ratings, the applicable margin on LIBOR loans will be 0.40% per annum and on base rate loans will be 0.00% per annum. In addition, Alcoa is required to pay an unused commitment fee on the actual daily amount of the unutilized portion of the commitments of the Lenders from the date that is 60 days after the Closing Date through the Commitment Termination Date at a rate ranging from 0.07% to 0.150% per annum, based on the credit ratings of Alcoa’s outstanding senior unsecured long-term debt. Based on Alcoa’s current long-term debt ratings, the unused commitment fee will be 0.07% per annum.

The Credit Facility is unsecured and amounts payable under it will rank pari passu with all other unsecured, unsubordinated indebtedness of the Borrowers. Alcoa has provided an unconditional guarantee of all obligations of Alcoa Canada and any other subsidiary borrower under the Credit Facility.

Loans under the Credit Facility may be prepaid without premium or penalty, subject to customary breakage costs. Mandatory prepayments of the Credit Facility will be required from 100% of the net cash proceeds arising from certain asset sales, equity issuances or debt issuances by Alcoa or any of its subsidiaries as set forth in the Credit Agreement.

The Credit Agreement includes certain covenants, including, among others, (a) leverage ratios, (b) limitations on each Borrower’s ability to incur liens securing indebtedness for borrowed money, (c) limitations on each Borrower’s ability to consummate a merger, consolidation or sale of all or substantially all of its assets and (d) limitations on each Borrower’s ability to change the nature of its business.

The obligation of the Borrowers to pay amounts outstanding under the Credit Facility may be accelerated upon the occurrence of an “Event of Default” as defined in the Credit Agreement. Such Events of Default include, among others, (a) the Borrowers’ failure to pay the principal of, or interest on, borrowings under the Credit Facility, (b) any representation or warranty of either Borrower in the Credit Agreement proving to be materially false or misleading, (c) either Borrower’s breach of any of its covenants contained in the Credit Agreement, and (d) the bankruptcy or insolvency of either Borrower.

The foregoing description of the Credit Facility is subject to, and qualified in its entirety by, reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10(a) and which is incorporated herein by reference.

In the ordinary course of their respective businesses, the Lenders under the Credit Facility, or their affiliates, have performed, and may in the future perform, commercial banking, investment banking, trust, advisory or other financial services for Alcoa and its affiliates for which they have received, and will receive, customary fees and expenses. As described in the Registration Statement, the Borrowers have engaged the services of Citigroup Global Markets Inc. and Goldman, Sachs & Co. in the U.S. and BMO Capital Markets in Canada to act as the dealer managers in connection with the Offer. In addition, certain officers and/or directors of Alcoa (Alain J. P. Belda, Franklin A. Thomas and Klaus Kleinfeld) serve as directors of Citigroup Inc., an affiliate of the Administrative Agent, and Citigroup Global Markets Inc., the joint lead arranger and joint book-running manager.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this report is hereby incorporated by reference in this Item 2.03.

Item 8.01.	Other Events.

On July 9, 2007, Alcoa extended the expiration time of the Offer from 5:00 p.m., Eastern Daylight Saving Time, on July 10, 2007, to 5:00 p.m., Eastern Daylight Saving Time, on August 10, 2007, subject to further extension. The Offer was announced by Alcoa on May 7, 2007. All other terms and conditions of the Offer remained unchanged. Alcoa expects to mail a formal notice of extension to Alcan shareholders shortly. Approximately 418,500 Alcan common shares had been deposited and not withdrawn under the Offer at the time of the announcement of the extension on July 9, 2007.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as an exhibit to this report:

10(a)	Term Credit Agreement, dated as of July 10, 2007, by and among Alcoa Inc., Alcoa Holdco Canada ULC, a syndicate of bank lenders, Citigroup Global Markets Inc., Goldman Sachs Credit Partners L.P., Goldman Sachs Credit Partners L.P., and Citicorp North America, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

Date: July 10, 2007	By:	/s/ Lawrence R. Purtell
	Name:	Lawrence R. Purtell
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10(a)	Term Credit Agreement, dated as of July 10, 2007, by and among Alcoa Inc., Alcoa Holdco Canada ULC, a syndicate of bank lenders, Citigroup Global Markets Inc., Goldman Sachs Credit Partners L.P., Goldman Sachs Credit Partners L.P., and Citicorp North America, Inc.

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